AMENDMENT NO. 3 TO
DISTRIBUTION AND MANUFACTURING
SERVICES AGREEMENT

This Amendment No. 3 to Distribution and Manufacturing Services Agreement (this “Amendment”) is made as of September 24, 2007 (the “Effective Date”) and amends the Distribution and Manufacturing Services Agreement, dated as of January 16, 2004, by and between Lev Development Corp.(formerly known as Lev Pharmaceuticals, Inc.), a Delaware corporation (“LEVPHARMA”), and Sanquin Blood Supply Foundation (“SANQUIN”), a not-for-profit corporation organized under the laws of The Netherlands, as amended by a First and Second Amendment (collectively, the “Original Agreement” and together with this Amendment, the “Agreement”). Capitalized terms used in this Amendment without definition shall have the meanings given them in the Original Agreement.

WHEREAS, LEVPHARMA and SANQUIN entered into the Original Agreement in January 2004;

WHEREAS, LEVPHARMA is willing to fund SANQUIN’s augmentation and expansion of its facilities for the purposes of enabling SANQUIN to meet LEVPHARMA’s supply requirements for the Product, in accordance with the terms and conditions of this Amendment;

WHEREAS, the Parties desire to convert the Original Agreement into a toll manufacturing agreement whereby SANQUIN is willing to provide toll manufacturing of the Product for LEVPHARMA using blood plasma supplied by LEVPHARMA, in accordance with the terms and conditions set forth in this Amendment; and

WHEREAS, the Parties to the Original Agreement desire to amend the Original Agreement as more fully set forth herein to reflect developments in the relationship between the Parties and the status of the manufacturing of the Product.

NOW THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties hereby amend the Original Agreement as follows:

1. Section 4.1(c) of the Original Agreement is deleted in its entirety and replaced with the following:

c)    Commercial Supply. Commencing on LEVPHARMA’s Commercial Launch (defined as the date on which LEVPHARMA commences marketing the Product in any country in the Territory following its receipt of Regulatory Approval in the applicable country) of the Product and thereafter during the term of the Agreement (including all renewal terms of the Agreement), subject to the terms and conditions of this Article IV, SANQUIN shall supply LEVPHARMA with LEVPHARMA’s requirements for Product for commercial use pursuant to this Agreement in each country in the Territory where LEVPHARMA has Regulatory Approval (the “Commercial Supply”). Said Commercial Supply of Product shall at all times be ordered and supplied according to the procedures outlined in Sections 4.2 and 4.3.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

i. Scale Up and LEVPHARMA Funding

SANQUIN has performed an analysis of the feasibility of scaling up the production of the Product and provided the results of this analysis to LEVPHARMA. Commencing on the Effective Date of this Amendment, SANQUIN shall initiate a project to scale up the production of the Product (the “Scale Up”) at both the Brussels and Amsterdam Facilities in accordance with the following terms and conditions of the Scale Up process:

a.
In accordance with the project plan (the “Project Plan”) to be approved by the Parties, LEVPHARMA shall fund, up to a maximum required total investment of 7.5 million euros, through a loan facility upon the terms set forth in paragraph 4.1(c)(i)(e), * * * of the capital investments at the Brussels Facility, and * * *  of the capital investments at the Amsterdam Facility, required to conduct the Scale Up for the purposes of LEVPHARMA’s obtaining from SANQUIN the Commercial Supply of its requirements for the Product pursuant to paragraphs 4.1(c)ii(d) and (e) of this Agreement. The remaining * * *  of funding required for the Scale Up of the Amsterdam Facility shall be the obligation of SANQUIN. Further, the Project Plan and budget shall be premised on the basis that the total cost of the capital investments necessary for the successful completion of the Scale Up will be such that the loan maximum of LEVPHARMA will be sufficient to fund completion of the Scale Up. LEVPHARMA and SANQUIN shall cooperate in the development of the Project Plan for the Scale Up and shall jointly agree on a final project budget for the Scale Up prior to commencement of the Scale Up project. Other than as expressly set forth herein, the Parties shall have no liability pursuant to this Section until they have provided their written approval of the final Project Plan and budget other than LEVPHARMA’s obligations to fund the engineering component of the Scale Up, which precedes the Project Plan, as under (c) hereunder. The Project Plan shall also provide that upon completion of the Scale Up, SANQUIN shall have the manufacturing capacity to satisfy the maximum output of Product contemplated by this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

b.
LEVPHARMA’s loan obligation pursuant to the above paragraph a) includes, without limitation, the costs of all required engineering (as jointly determined by LEVPHARMA and SANQUIN, but subject to the ceiling set forth in paragraph (a)), and is based on the Parties’ assumptions as of the Effective Date of this Amendment. In the event that SANQUIN shall at any time anticipate or project a need for any material increase in the amount of funds required for the Scale Up, SANQUIN will promptly notify LEVPHARMA of this fact in writing and the Parties shall confer in good faith to reach agreement as to whether, and to what extent, such increase will be funded by the respective Parties. A material increase shall mean an amount equal or greater to * * * of the initial budget agreed to by the Parties for the Scale Up. Increases that are below this threshold shall be funded by SANQUIN up to a cumulative maximum of * * * of the initial budget.

c.
The costs for the engineering component of the Scale Up are estimated to be * * * euros. This includes costs for hiring an additional engineer by SANQUIN as well as the costs for engineering services contracted out. As part of its funding obligation pursuant the above paragraphs a) and b), LEVPHARMA will reimburse SANQUIN for these engineering costs within 30 days of receiving SANQUIN’s invoices documenting its expenditure or payment of such costs. LEVPHARMA’s obligations for other costs and expenses related to the Scale Up, and the terms and conditions pursuant to which LEVPHARMA shall make any payments, shall be as set forth in the final Project Plan and budget approved by SANQUIN and LEVPHARMA.

d.
In addition, SANQUIN agrees to fund any necessary non-clinical studies required as a result of the Scale Up, including but not limited to conformance lot production and testing, comparability testing between product from the licensed facility/process and the scaled up facility/process, and any other non-clinical studies required by the Regulatory Authorities to obtain approval of the Scale Up.

e.
With respect to the loan provided by LEVPHARMA as contemplated by paragraph 4.1(c)(i)(a), SANQUIN hereby agrees that: (a) the loan shall be due and payable in full by the maturity date as defined in paragraph 4.1(c)(i)(f); (b) no interest shall accrue on the outstanding principal amount of the loan; (c) SANQUIN shall repay the outstanding principal by crediting LEVPHARMA a * * * discount on the Purchase price per Unit of Commercial Product delivered to LEVPHARMA upon execution of this Amendment and the amount of such discount shall be applied against the outstanding balance of the loan; and (d) SANQUIN shall continue to conduct its operations in a manner substantially similar to its current operations for all periods prior to the repayment in full of the loan.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

f.
Given the volumes as outlined under 4.1(c)ii, the credit per unit of Product as under (e) above allows SANQUIN to pay back the loan before July 1, 2014 (maturity date). Should the Agreement be terminated before July 1, 2014 because of the default of Levpharma or if by July 1, 2014 the volume of Product ordered by Levpharma has been less than the volume needed by SANQUIN to pay back the loan as per clause (e) above, then LEVPHARMA shall waive the part of the loan still outstanding on July 1, 2014. Also in the event that LEVPHARMA files for bankruptcy under Chapter 7 of the US Bankruptcy Code before the loan has been fully paid back by SANQUIN, the then outstanding balance of the loan shall be forgiven.

g.
Should, on the other hand, the Agreement be terminated because of the default of SANQUIN before the loan has been fully paid back, then SANQUIN shall pay to LEVPHARMA the remaining principal amount of the loan outstanding as of the date of termination within 60 (sixty) days from such termination date. For purposes of clarity, the Parties expressly agree that any Change in Control event at Sanquin, as defined in Article 8.d) of this Amendment 3, shall not be considered a default by Sanquin.

h.	The Scale Up shall be conducted in accordance with the following timelines:

* * *
* * *
* * *
* * *
* * *
* * *
08/2009: Scale-Up approved by regulatory Authorities

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ii.	Minimum Annual Purchase.

a.	In accordance with the Product ordering process provided for in the Original Agreement, SANQUIN agrees to make available and LEVPHARMA agrees to purchase the following estimated volumes of Product:

Q4 2007 * * *  Units
Q1 2008 * * *  Units
Q2 2008 * * *  Units
Q3 2008 * * *  Units
Q4 2008 * * *  Units
Q1 2009 * * *  Units

b.
The Parties agree to negotiate in good faith to modify the purchase commitments of LEVPHARMA set forth above in the event Commercial Launch does not occur prior to the end of LEVPHARMA’s first fiscal quarter in 2008.

c.
Commencing in the Calendar Year that LEVPHARMA and SANQUIN receive Regulatory Approval in the USA for the Scale Up, LEVPHARMA shall purchase and SANQUIN shall, subject to any revised forecast which may hereafter be provided by LEVPHARMA to SANQUIN on or before January 1, 2008, supply a minimum of the Pro Rata share of * * * Units, on an annualized basis, based on the actual number of days from when the Registration Application for the Scale Up is approved by the Regulatory Authorities in the United States until the end of such Calendar Year.

d.
Subject to the provisions of paragraph 4(c)(ii)(h), each Calendar Year after Regulatory Approval in the U.S. of the Scale Up and during the term, LEVPHARMA shall purchase and SANQUIN shall supply a minimum of * * * Units of Product

e.
Should LEVPHARMA require more than * * * Units of Product in any Calendar Year during the term after Regulatory Approval in the U.S. of the Scale Up, SANQUIN shall supply such additional amounts upon the terms and conditions set forth herein. However, SANQUIN shall never be obliged to supply to LEVPHARMA more than * * * Units of Product per Calendar Year under the terms of this Agreement unless the Parties shall hereafter otherwise expressly agree in writing, except where necessary to replace nonconforming or rejected Units of Product.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

f.
The quantities specified under clauses (a), (b), (c) and (d) above are applicable to the Territory as defined on the Effective Date of this Amendment. These quantities may be modified by mutual agreement of the Parties in the event that the Territory is extended according to Sections 2.1 and/or 2.2(a).

g.	The quantities specified under clauses (a), (b), (c) and (d) above shall supersede and replace any minimum or maximum quantities otherwise contained in the Original Agreement.

h.
The volumes of Product specified under (a), (b), (c), and (d) above as well as the Purchase price as under article 5.1 may, after good faith discussions between the Parties, be modified by the mutual written agreement in the event that the forecast provided by LEVPHARMA to SANQUIN on or before January 1, 2008 is at least * * * less than * * * Units per Calendar Year. Subsequently, the Product volume specified in paragraph (d) above may be reduced in subsequent Calendar Years in the event LEVPHARMA’s forecasts for the third quarter of a Calendar Year is at least * * *  less than the then-current minimum purchase commitment.

2. Section 4.1.f of the Original Agreement is deleted in its entirety and replaced with the following:

(f) Commercial Specifications and Manufacturing Standards. The Commercial Product shall be manufactured by SANQUIN at the locations and according to the manufacturing process as used to manufacture the Product for the Clinical Study (including the open label clinical trials) unless otherwise agreed to by the Parties according to Section 4.1(d) above. LEVPHARMA and SANQUIN shall cooperate in good faith and shall revise the Quality Agreement to reflect the Commercial Specifications and Manufacturing Standards for this Agreement. This revised Quality Agreement shall also describe the services concerning intake, handling, processing, storage and testing of LEVPHARMA owned plasma as contracted out by SANQUIN to SANQUIN’s subsidiary CAF-DCF in Brussels on behalf of LEVPHARMA. Further, the Quality Agreement shall also provide for the agreed-upon parameters for the intake, handling, processing, storage, testing, packaging and shipment of any residuals of the LEVPHARMA owned plasma after it has been processed by Sanquin, including without limitation, cryoprecipitate and the double depleted plasma (the “Residuals”). SANQUIN shall hold and/or transfer the Residuals in accordance with the Quality Agreement and any instructions received from or on behalf of LEVPHARMA. The Parties shall conclude such Quality Agreement before the audit which the FDA is expected to carry out as part of the process of the initial BLA-review but in any event prior to LEVPHARMA’s Commercial Launch. The Parties agree that the Commercial Specifications and Manufacturing Standards for this Agreement shall conform to any requirements from the FDA or any other Regulatory Authorities where the Product is either subject to Registration or under review for Registration and, to the extent practicable, to the specifications and standards applicable to SANQUIN's current manufacturing process for the Product. The Parties agree that SANQUIN shall be obligated for the cost for upgrading the SANQUIN facilities and procedures specifically needed for the Manufacturing Standards, up to a limit of * * * euros. This limitation shall only reflect any changes specifically requested by the FDA and does not include any changes made at the request of any other Regulatory Authority. In the event that the aggregate cost for this upgrade for FDA-compliance would exceed * * * euros, the Parties shall either agree upon an arrangement whereby LEVPHARMA bears the additional cost or the Parties shall terminate the Agreement without any Party bearing any liability to the other Party under the terms of this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

3. Section 4.4 of the Original Agreement is deleted in its entirety and replaced with the following:

4.4 Delivery. SANQUIN shall ship the Product “FCA (free carrier), Amsterdam airport” and in accordance with LEVPHARMA's written instructions as detailed on the Purchase Order. SANQUIN shall be responsible for obtaining insurance for the shipment until the Product is on board of the carrier at Amsterdam airport. LEVPHARMA shall be responsible for obtaining insurance for the Product as of the point time when the Product has been brought on board of the carrier at Amsterdam airport. For purposes of this Agreement, delivery of Product by SANQUIN to LEVPHARMA shall be deemed to have taken place upon delivery to the LEVPHARMA-designated carrier at Amsterdam airport identified in the Purchase Order.

4. A new Section 4.12 is added as follows:

4.12 Plasma Supply; Toll Manufacturing.

a) LEVPHARMA herewith acknowledges that SANQUIN has fulfilled its obligations under article 4.1(a) of the Original Agreement, i.e. delivery of maximum * * * units of Product for the Clinical Study. Parties agree that SANQUIN shall continue to supply Product for the Open Label Clinical Trials as carried out by LEVPHARMA until LEVPHARMA has obtained Regulatory Approval in the US under terms as defined under Section 5.2 as revised below. In addition, LEVPHARMA is aware of the fact that SANQUIN has been and is receiving requests from patients in the USA concerning personal importation of Cetor®, the C1-esterase inhibitor product that SANQUIN has currently registered in The Netherlands. SANQUIN is willing to supply such product to those patients, subject to those patients as well as their treating physicians acknowledging that they understand that Cetor® is not registered in the USA, to meet their needs. * * *, under terms as defined under Section 5.2 as revised below, until LEVPHARMA has obtained Regulatory Approval for the Product in the US. Parties agree that all Commercial Product to be supplied by SANQUIN to LEVPHARMA shall be manufactured for LEVPHARMA on a toll-manufacturing basis, under commercial terms as defined in Section 5.1 of the Original Agreement as revised below, using blood Source Plasma (as defined in the U.S. Code of Federal Regulations) supplied by LEVPHARMA that shall at all times have been obtained from U.S.-licensed collection centers and which shall comply with the quality specifications as described in the Quality Agreement between the Parties.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

b) Apart from the provisions under section 4.1(c)i(f) concerning SANQUIN’s ability to repay the loan being dependent upon LEVPHARMA ordering sufficient quantities of Product, the provisions of this Agreement in respect of the quantity of, and delivery dates for, SANQUIN’s supply of Product, including LEVPHARMA’s obligation to purchase the minimum amounts of Product, are subject to and conditioned upon LEVPHARMA’s supply of sufficient quantities of Source Plasma to SANQUIN (or its permitted designee hereunder) in accordance with the schedule agreed to by the Parties and revised each Calendar Quarter based on the rolling forecast provided to SANQUIN by LEVPHARMA. All other provisions of the Original Agreement pertaining to the manufacture of Product shall not be affected by this new Section 4.12.

c) LEVPHARMA shall be responsible for supplying to SANQUIN, or its subsidiaries or permitted contractors hereunder, all Source Plasma required for:

i.  the manufacture and supply of the Product by or on behalf of SANQUIN to LEVPHARMA pursuant to this Agreement; and

ii.     the manufacture and supply of such other and additional products (such as, without limitation, * * *  or * * *) as the Parties may hereafter agree, in writing, which may be manufactured and supplied by or on behalf of SANQUIN for LEVPHARMA pursuant to a separate toll-manufacturing arrangement in accordance with the terms and conditions of this Agreement.

d) LEVPHARMA shall obtain all such Source Plasma and deliver it to SANQUIN (or its permitted designee hereunder) at its own cost.

e) Upon receipt of LEVPHARMA’s Source Plasma,
i)  SANQUIN shall ensure that SANQUIN’s subsidiary CAF-DCF in Brussels, Belgium, or any other permitted designee hereunder takes all commercially reasonable actions to handle, store and maintain said Source Plasma, and any Residuals thereof, including PCR-testing for the presence of parvovirus B19 (hereinafter the “Services”), according to the Quality Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ii)    In the event of a loss or destruction of LEVPHARMA’s Source Plasma or Residuals received by SANQUIN (or SANQUIN’s subsidiary CAF-DCF in Brussels, Belgium, or any other permitted designee hereunder), SANQUIN shall be liable for the cost of the lost/destroyed Plasma.

iii)   SANQUIN shall only use LEVPHARMA’s Source Plasma (and Residuals) in accordance with the provisions of this Agreement and the Quality Agreement, unless otherwise instructed in writing by an authorized representative of LEVPHARMA.

f) LEVPHARMA shall own all rights and interest in and to the Source Plasma and Residuals provided to SANQUIN pursuant to this Amendment and SANQUIN’s sole rights to such Source Plasma shall be to perform its obligations as set forth herein.

g) SANQUIN may purchase from LEVPHARMA such components of such Source Plasma as are, as of the time of such purchase, in surplus to the needs of LEVPHARMA (solely as may be determined by LEVPHARMA) and needed by SANQUIN, at such reasonable prices as may hereafter be agreed to in writing by the Parties. Any remaining components not purchased by SANQUIN will be stored by SANQUIN and/or otherwise made available for sale to other parties as LEVPHARMA shall determine. The Parties agree to negotiate in good faith on any fees for these additional services.

h) Concerning the yield of Product per liter of LEVPHARMA’s Source Plasma:
i)
Parties shall in good faith, based on the outcome of batches of Product manufactured between * * * and * * *, determine the minimum amount of Units of finished Product for each liter of Source Plasma actually pooled in each production run (“Yield”).

ii)
Once such Yield has been determined, and in the event of an actual yield identified of less than the determined Yield, SANQUIN shall be liable for the cost of the Plasma necessary to make up for the lower yield.

5. Section 5.1 of the Original Agreement is deleted in its entirety and replaced with the following:

5.1 Prices for Commercial Product and Services.

a) The Purchase Price for Commercial Product supplied by SANQUIN to LEVPHARMA pursuant to this Amendment shall be as follows:

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

In any Calendar Year, Units
* * *   * * * /Unit
* * *   * * * /Unit

Concerning such Purchase Price, the following shall apply:
i)    the number of Units shall be based on the number of Units nominally present per vial (i.e.: a vial of 500 Units by definition containing 500 Units),
ii)    the Product shall be delivered by SANQUIN to LEVPHARMA without Official Batch Release, or similar approval, by any governmental authority or agency,
iii)    the Product shall be supplied as filled and freeze-dried product in vials which are individually labelled (using normal labelling, not including any RFID’s or similar devices in the label) and packed in an individual box including a package insert as used in the current SANQUIN C1-inhibitor product,
iv)    the individually packed vials shall be grouped together in boxes containing at least twenty (20) individual vials,
v)    those 20 (or more)-vial boxes again grouped together in a bigger box made out of material which is sufficiently sturdy to avoid damage of the vials or exposure of the Product to temperatures exceeding the specified limits under normal shipment conditions,
vi)   * * *.

Such Purchase Price shall be amended as follows:
a) Yearly, starting January 1st 2008, with a percentage equal to the increase or decrease in the Dutch consumer price index.
b) As agreed to by both Parties through good faith negotiations in the event of a significant change in Processing as a result of Product improvement or regulatory requirements.
c) As agreed to by both Parties to cover SANQUIN’s actual cost for liability- insurance for any country where SANQUIN is supplying Product to LEVPHARMA under this Agreement that is not already covered under its current liability-insurance policy.
d) As agreed to by both Parties to repay the loan for the scale up as described in paragraph 4.1(c)(i)(e).

b) In addition to the Purchase Price as under a) above, LEVPHARMA shall pay to SANQUIN for each liter of LEVPHARMA’s Source Plasma shipped by LEVPHARMA to the premises of SANQUIN’s subsidiary CAF-DCF in Belgium, independent of whether or not such liter of plasma is used for toll manufacturing of Product by SANQUIN, a fee for the Services as under 4.12(e)i above.
Such Services Fee shall be:

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

•	* * * euro per liter of LEVPHARMA’s Source Plasma taken in at the CAF-DCF premises

Concerning such Services Fee, the following shall apply:
i)     in case the initial pool of 576 samples tests negative for parvovirus B19 in the PCR-test, there are no further Services Fee costs related to B19 testing for LEVPHARMA,
ii)     in case the initial pool of 576 samples tests positive in the PCR-test for parvovirus B19, there will be another fee of euro * * *  for identifying the individual donation(s) that tested positive within this pool,
iii)    the Services Fee includes storage of LEVPHARMA’s Source Plasma and/or derivatives for up to six months at the premises of SANQUIN’s subsidiary CAF-DCF,
iv)   the Services fee handling of any LEVPHARMA’s Source Plasma and/or derivatives in preparation for shipment in standard packaging to any third party customer of LEVPHARMA at conditions “ex works” the CAF-DCF premises,
v)    in case special packaging is required by LEVPHARMA on behalf of any third party customer, Parties will negotiate in good faith a fee for such extended services.

In addition, such Services Fee shall be amended as follows:
a) Yearly, starting January 1st 2008, with a percentage equal to the increase or decrease in the Dutch consumer price index.
b) As agreed to by both Parties through good faith negotiations in the event of a significant change in handling of testing requirements as a result of Product improvement or regulatory requirements.

6. Section 5.2(a) of the Original Agreement is deleted in its entirety and replaced by the following:

5.2 Invoices.
a) Product supplied for the Clinical Study.
i) SANQUIN has invoiced LEVPHARMA for the Purchase Price for the * * *  Units of Product supplied for the Clinical Study. SANQUIN has provided a loan to LEVPHARMA in the amount of the Purchase Price for each invoice for Product supplied for the Clinical Study, and LEVPHARMA has provided a purchase money security interest to SANQUIN in the Product supplied for the Clinical Study for each shipment of such Product. A loan statement authorized by both Parties is attached to this Amendment 3. Upon Regulatory Approval in the US, SANQUIN shall credit LEVPHARMA’s account for the entire cost of the Clinical Product, and shall provide a release of any and all security interests granted by LEVPHARMA.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ii) For any Product supplied by SANQUIN to LEVPHARMA for the LEVPHARMA Open Label Clinical Trials (be it manufactured from USA plasma owned by SAQUIN or from LEVPHARMA’s Source Plasma) and/or * * * as supplied by SANQUIN to * * *, SANQUIN shall invoice to LEVPHARMA, and LEVPHARMA shall pay to SANQUIN within thirty (30) calendar days after receiving such invoice, an amount of * * * /Unit.

7. Section 9.4(c) of the Original Agreement is deleted in its entirety and replaced by the following:

(c)Third Party Liability to Consumers of the Products.
In the event a third party consumer asserts a Claim against LEVPHARMA for damages caused by a defective Product, in the event that the defect in the Product is solely due to a hidden or non-hidden defect (latent or otherwise) in the Source Plasma supplied by or through LEVPHARMA to SANQUIN, which defect was present at the time such Source Plasma was delivered to SANQUIN, LEVPHARMA will assume full and sole liability for all direct and indirect damages resulting therefrom.

In the event a third party consumer asserts a Claim against LEVPHARMA for damages caused by a defective Product (whether or not such defect is latent), in the event that the defect in the Product is due to (i) the negligence or misconduct of SANQUIN, or (ii) errors or defects (latent or otherwise) in the manufacturing process at SANQUIN, or (iii) a defect (latent or otherwise) in the Product (except to the extent the defect is solely due to the condition of the Source Plasma at the time it was delivered to SANQUIN), then, except to the extent that such Claim is based on the failure of LEVPHARMA to comply with the Handling Specifications, SANQUIN will assume full and sole liability for all direct and indirect damages resulting therefrom.

8. Technology Transfer. SANQUIN agrees to transfer all necessary rights and interests to its Technology for manufacturing and distributing the Product to LEVPHARMA and/or one or more third parties under the following circumstances:

a)
Upon the effective date of this Amendment, SANQUIN and LEVPHARMA shall collaborate to identify and transfer on a non-exclusive basis all necessary rights to the Technology to a mutually acceptable third party manufacturer, to enable such third party to serve as a second supplier of the Product to LEVPHARMA and/or of intermediates needed to manufacture the Product to SANQUIN. Nothing herein is intended to limit the minimum annual volumes of * * * units of Product to be supplied to LEVPHARMA by SANQUIN in accordance with the Agreement. Except as provided for herein, SANQUIN shall maintain ownership of the Technology under this transfer and receive such license fee (including but not limited to milestone payments and royalties) from the third party manufacturer as is mutually agreeable among SANQUIN, LEVPHARMA and such third party manufacturer. In addition, SANQUIN shall be reimbursed for all reasonable legal and professional costs associated with the transfer of Technology.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

b)
In the event of a Change in Control event at SANQUIN as defined in d) hereunder, SANQUIN shall contemporaneously assign to LEVPHARMA joint ownership rights to the Technology. As used herein “joint ownership rights” means that both SANQUIN and LEVPHARMA shall be co-equal owners of the Technology, each with the full and unfettered right to exploit the Technology. To the extent SANQUIN does not have the right to assign joint ownership to LEVPHARMA to any aspect of the Technology, it shall be deemed to have granted LEVPHARMA an irrevocable, transferable, worldwide, royalty free (subject to the payment obligations described in paragraph (c) below) license to use and exploit such Technology for all purposes. Any derivative products or extensions of the Technology and/or the intellectual property rights therein, created by or for SANQUIN or LEVPHARMA shall be the sole property of the party creating such derivative and such party shall have no obligation to the other party with respect thereto (other than SANQUIN’s obligation to license certain rights to LEVPHARMA as provided for in the Original Agreement). The assignment of rights to LEVPHARMA pursuant to this paragraph shall not modify or terminate SANQUIN’s obligation to provide Product to LEVPHARMA pursuant to the terms and conditions set forth in the Agreement.

c)
Notwithstanding the foregoing, in the event of a Change in Control, LEVPHARMA shall have the option, in its sole discretion to exercise the right at any time, but not within 3 months following the Change in Control event, to transfer (by license or otherwise) all necessary rights in and to the Technology to a third party for the purpose of manufacturing and delivering Product and simultaneously reducing or terminating its obligation to purchase Product hereunder from SANQUIN (or its successor) upon the following terms and conditions (for purposes of clarity, following a Change in Control, LEVPHARMA may independently engage a third party to manufacture and deliver quantities of Product in excess of the minimum purchase commitment required under this Amendment still being supplied by SANQUIN or its successor, in which event LEVPHARMA shall not be obligated to make the following payments to SANQUIN for as long as LEVPHARMA continues to order the quantities as contemplated under the minimum purchase commitment from SANQUIN or its successor:

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

➢
Upon actually exercising the right to transfer the Technology outside SANQUIN (or any resulting successor company) which results in the termination of SANQUIN’s manufacturing obligations hereunder, LEVPHARMA will make a down-payment to SANQUIN (or any resulting successor company) of * * * euro. This down-payment shall be applied against all future royalties or license fees for which LEVPHARMA may be liable pursuant to this paragraph. Should the Change of Control event triggering LEVPHARMA to exercise the right to transfer the Technology outside SANQUIN (or any resulting successor company) take place before * * *, then LEVPHARMA may, at LEVPHARMA’s sole discretion, make this down-payment by electing to forgive some or all of any outstanding indebtedness of SANQUIN pursuant to the loan arrangement contemplated in Section 4.1(c) of this Amendment. Should the Change of Control event triggering LEVPHARMA to exercise the right to transfer the Technology outside SANQUIN (or any resulting successor company) take place after * * *, then LEVPHARMA shall * * * of this Amendment and make this down-payment of * * *.

➢
SANQUIN (or any resulting successor company) shall work in good faith with LEVPHARMA to actually effect such a transfer of the Technology. SANQUIN (or any resulting successor company) shall continue to supply the Product under the terms of the Agreement as amended until such transfer is complete and approved by the Regulatory Authorities.

➢
Upon the first anniversary of the Regulatory Approval of the transfer of the Technology, and upon every anniversary thereafter for a period of * * *  years, LEVPHARMA shall pay to SANQUIN (or any resulting successor company) a minimum annual royalty of * * * euro.

➢
In addition, LEVPHARMA shall pay a running royalty for a period of * * * years from the first anniversary of the Regulatory Approval of the Technology transfer of * * *  on net sales of Product that was manufactured outside SANQUIN (or any resulting successor company), to be applied against any minimum annual royalties.

➢
In the event LEVPHARMA transfers the Technology to a third party manufacturer for the purpose of reducing the quantity of Product LEVPHARMA purchases from SANQUIN (but not terminating such relationship), the amounts specified above shall be adjusted on a pro-rata basis to reflect the reduction in Product purchased by LEVPHARMA hereunder.

d)  For purposes of this Agreement, a “Change in Control” shall mean:
i. the sale, lease, transfer, conveyance, or other disposition of all or substantially all of SANQUIN’s assets;
ii. a merger, consolidation, reorganization or other similar transaction that results in SANQUIN retaining less than 50% ownership of the entity that survives the transaction or otherwise has the effect of SANQUIN not being the surviving entity in such transaction;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

iii. the sale of greater than 40% of the voting equity interests of SANQUIN to one or more third parties;
iv. approval by SANQUIN’s Board of a plan of complete liquidation; or
v. the individuals constituting the Board of SANQUIN as of the date of this Agreement (the “Incumbent Board”) cease for any reason to constitute at least 1/2 of the members of the Board; provided, however, that if the election, or nomination for election of any new director was approved by a vote of the Incumbent Board, such new director shall be considered a member of the Incumbent Board.

9. Term. Article XII of the Original Agreement is hereby amended to provide that the initial term of the Agreement, as amended hereby, shall be effective through the effective date of this Amendment and ending on December 31, 2010. In addition, the Parties hereby agree to the following:

a) LEVPHARMA shall have the absolute right to extend the initial term of this Agreement for up to eighteen (18) additional years by way of six (6) three (3) year renewal periods, upon the written notification by LEVPHARMA to SANQUIN of its intention to do so no later than 6 months before the expiration of the initial term and any subsequent renewal term of this Agreement.

b) This Agreement may be further extended by the mutual written agreement of the Parties at any time prior to its expiration.

10. Assignment. SANQUIN hereby consents in all respects to the assignment of the Agreement from LEVPHARMA to Lev Pharmaceuticals, Inc. (“LEV”) which is the parent corporation and sole owner of LEVPHARMA. LEVPHARMA hereby assigns all of its rights and obligations under the Agreement to LEV and LEV hereby assumes and agrees to perform any and all obligations and duties of LEVPHARMA under the Agreement and LEV shall have the sole responsibility for performing the obligations and exercising the rights of LEVPHARMA under the Agreement.

11. Full Force and Effect. Except to the extent the Original Agreement is modified by this Amendment, the other terms and provisions of the Original Agreement shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

12. General. This Amendment supersedes all prior arrangements and understandings between the Parties, written and oral, with respect to its subject matter. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement. Each party hereto represents and warrants that it has full right, power and authority to enter into this Amendment, to perform its obligations hereunder and has duly authorized its representative to execute this Amendment on its behalf.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

IN WITNESS WHEREOF, the Parties through their duly authorized representatives have executed this Amendment No. 3 to Distribution and Manufacturing Services Agreement as of the date first above written.

LEV DEVELOPMENT CORP.

By:	/s/ Joshua D. Schein
Joshua D. Schein, Ph.D.
Chief Executive Officer

LEV PHARMACEUTICALS, INC.

By:	/s/ Joshua D. Schein
Joshua D. Schein, Ph.D.
Chief Executive Officer

SANQUIN BLOOD SUPPY FOUNDATION

By:	/s/ T.J.F. Buunen
Name: T.J.F. Buunen
Title: CEO